Exhibit 32

                Certification pursuant to 18 U.S.C. Section 1350,
                                  as amended by
                  Section 906 of the Sarbanes-Oxley Act of 2002

George Strayton, President and Chief Executive Officer, and Paul A. Maisch, Senior Vice President and Chief Financial Officer of Provident Bancorp, Inc. (the "Company"), each certify in his capacity as an officer of Provident Bancorp that he has reviewed the Annual Report of Provident Bancorp on Form 10-K for the year ended September 30, 2003 and that to the best of his knowledge:

      1. the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

      2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Provident Bancorp.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Provident Bancorp, Inc. and will be retained by Provident Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


         December 23, 2003               \s\ George Strayton
         Date                            -------------------------------------
                                         George Strayton
                                         President and Chief Executive Officer


         December 23, 2003               \s\ Paul A. Maisch
         Date                            -------------------------------------
                                         Paul A. Maisch
                                         Senior Vice President and
                                         Chief Financial Officer


                                      108